UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2018

Aladdin International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55297	41-1683548
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 907, 9/F, ICBC Tower, 3 Garden Road, Central, Hong Kong
(address of principal executive offices) (zip code)

Tel: 852 3975 0600 Fax: 852 3975 0610
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On March 20, 2018, Aladdin International, Inc. (the “Company”) entered into certain consulting agreement (the “Agreement”) with Shilong Film Investment Inc., (“Shilong”) a California corporation that engages in film production investment business in Hollywood, Hong Kong, and China. Pursuant to the Agreement, Shilong agreed to provide Company with strategy to promote growth, advisory service with respect to business development, marketing efforts to increase awareness for Company’s corporate image. In consideration for the services, the Company agreed to issue Shilong warrants to purchase an aggregate of 3,000,000 shares of Company’s common stock, exercisable for five years from the date of issuance at an exercise price of $0.15 per share.

The warrants and underlying common stock will be issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended ("Securities Act").

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement between the Company and Shilong Picture Inc.
10.2	Warrant issued to Shilong Picture Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2018	Aladdin International, Inc.

	By:	/s/ Qinghua Chen
Name: Qinghua Chen
Title: Chief Executive Officer, Chief Financial Officer, President, Secretary

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